EXHIBIT 15


November 13, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Niagara Mohawk Power Corporation has included our report dated November 13, 1998, (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Registration Statements on Form S-8 (Nos. 33-36189, 33-42771 and 333-13781) in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-50703, 33-51073, 33-54827, and 33-55546 and in
the Prospectus/Proxy Statement constituting part of the Registration Statement on Form S-4 (No. 333-49769). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,





/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PRICEEWATERHOUSECOOPERS LLP